ALLIANCE NEW EUROPE FUND, INC.


77.Q1

(1)(a) Copy of Amended and restated Articles of Incorporation - Incorporated by reference to Exhibit 1 to Post-Effective Amendment No. 16 of Registrant's Registration Statement on Form N-1A (File Nos. 33-37848 and 811-6028) filed with the Securities and Exchange Commission on October 31, 1997.

(2)     Amended By-Laws of the Registrant - Incorporated by reference to
Exhibit 2 to Post-Effective Amendment No. 16 of Registrant's Registration Statement on Form N-1A (File Nos. 33-37848 and 811-6028) filed with the Securities and Exchange Commission on October 31, 1997.

(5) Advisory Agreement, as amended, between the Registrant and Alliance Capital Management L.P. - Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 16 of Registrant's Registration Statement on Form N-1A (File Nos. 33-37848 and 811-6028) filed with the Securities and Exchange Commission on October 31, 1997.